UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 15, 2005

PMA Capital Corporation
________________________________
(Exact name of Registrant as specified in its charter)

Pennsylvania	000-22761	22-2217932
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 665-5046

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
ٱ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ٱ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ٱ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ٱ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 15, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of PMA Capital Corporation (the “Company”) reviewed and approved certain compensation arrangements with the “named executive officers” of the Company (as determined by reference to the Company’s 2004 Proxy Statement, dated April 9, 2004) (the “Named Executive Officers”). The following summarizes actions taken by the Committee.

2005 Base Salaries and Incentive Compensation

The Committee approved the base salaries set forth in the table below for the Named Executive Officers effective March 15, 2005. Additionally, in accordance with each of the Named Executive Officer’s Employment Agreement, copies of which have been previously filed with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2004, the Committee set target incentive compensation opportunities with respect to the year ending December 31, 2005. The target incentive compensation opportunities were set as a percentage of the Named Executive Officer’s 2005 base salary and are set forth in the table below.

Name and Position	Base Salary	Target Incentive Compensation

Vincent T. Donnelly, President and Chief Executive Officer	$670,000	140% - 170%

William E. Hitselberger, Executive Vice President and Chief Financial Officer	$425,000	90% - 110%

Robert L. Pratter, Senior Vice President and General Counsel	$380,000	80% - 100%

The Committee determined that 25% of the minimum target incentive compensation should be in the form of stock options and, accordingly, on March 15, 2005, the Committee granted to Messrs. Donnelly, Hitselberger and Pratter options under the Company’s 2002 Equity Incentive Plan to purchase 60,909, 24,838 and 19,740 shares of the Company’s Class A common stock, respectively. These options will vest 50% on March 15, 2006 and 50% on March 15, 2007 and have an exercise price of $7.87.

Achievement of the remaining target incentive compensation, or any portion thereof, will be based upon the Company’s attainment of a combination of certain quantitative financial measures, including the Company’s pretax operating income, gross written premiums of The PMA Insurance Group and Risk-based Capital of the Run-off Operations, each within a range specified by the Committee, as well as the attainment of specified individual performance objectives for each of the Named Executive Officers. The payment of the incentive compensation, if any, to be paid to the Named Executive Officers will be paid in a combination of cash and restricted stock awards. The actual amount of any cash payment or award of restricted stock will be determined in the first quarter of 2006 by applying a percentage weight to some or all of the quantitative objectives and a percentage weight to the individual performance objectives assigned to each Named Executive Officer. With respect to Messrs. Donnelly and Hitselberger the Committee has assigned a weight of 50% to certain identified quantitative measures and a weight of 50% to each officer’s individual performance objectives. With respect to Mr. Pratter, the Committee has assigned a weight of 25% to certain identified quantitative measures and a weight of 75% to his individual performance objectives. The restrictions with respect to shares of restricted stock granted in the first quarter of 2006 will lapse on the one year anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PMA Capital Corporation

March 21, 2005	By:	/s/ Robert L. Pratter

	Name:	Robert L. Pratter
	Title:	Senior Vice President and General Counsel